CONTRACT OF PURCHASE AND SALE

This Contract of Purchase and Sale (hereinafter "this Contract") is dated this 17th day of March, 1994, by and between AMERCO REAL ESTATE COMPANY, a Nevada corporation (hereinafter "Purchaser"), and WILLIAM E. CARTY and MARY
G. CARTY, husband and wife (collectively hereinafter "Seller").

                                WITNESSETH:

1) PROPERTY: Seller agrees to sell and convey, and Purchaser agrees to purchase and acquire, all of Seller's right, title and interest in that certain real property (hereinafter the "Property") consisting of land and improvements thereon, if any, lying in the City of Tempe, County of Maricopa, State of Arizona, being specifically described on Exhibit "A" attached hereto and by reference made a part hereof, together with all appurtenances, water rights, easements over adjacent land, roads and other areas necessary for tile installation, operation and maintenance of utilities, and rights of ingress and egress for the Property. Exhibit "A" shall be subject to a certified survey pursuant to Article 8 of this Contract. Seller's interest in the Property (hereinafter "Seller's interest") is an undivided 46.5% therein held as community property. The other interests in the Property are held by Michael L. Shoen, as to an undivided 25% therein, and Samuel W. Shoen, as to an undivided 28.5% therein, respectively.

2) MUTUAL COVENANTS: This Contract shall constitute a binding agreement by Seller to sell Seller's interest in the Property to Purchaser and by Purchaser to purchase Seller's interest in the Property from Seller at the price and upon and in accordance with the following terms, conditions and other stipulations to all of which the parties do agree. Subject to any other provisions to the contrary in this Contract, the Property is being accepted by Purchaser on an "as is," "where is," and "with all faults" basis.

3) PURCHASE PRICE: The purchase price for Seller's interest in the Property (the "Purchase Price") shall be FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00), payable as follows:

     A)   Within ten (10) days of the "Contract Date" (as defined  in
          Article 23(H) of this Contract), Purchaser shall deliver to Chicago Title Insurance Company (hereinafter "Title Company") ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) as earnest money (hereinafter "Deposit"), by regular bank check.

     B) The balance of THREE MILLION NINE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,900,000.00) shall be paid by wire transfer of immediately available funds at the Closing (as defined in Article 7 of this Contract).

     C) The Deposit shall be invested by Title Company in an account, subject to immediate withdrawal without penalty, of a federally insured depository selected by Purchaser. In the event the sale provided for in this Contract is consummated, the Deposit (and all interest accrued thereon) shall be applied by Title Company toward the payment of the Purchase Price; in the event the sale is not consummated for failure of Seller to meet all of its obligations under this Contract, then, at Purchaser's request, the Deposit (and all interest accrued thereon) shall be returned to Purchaser without Purchaser's waiving, or being deemed to have waived, any other claims or actions Purchaser may have against Seller hereunder. In the event the sale is not consummated as a result of the failure of Purchaser to meet all of its obligations under this Contract, the Deposit (and all interest accrued thereon) shall be paid to Seller as provided in this Contract.

4) SELLER'S ACCEPTANCE: In the event this Contract is not accepted by Seller on or before March 24, 1994, this Contract shall be of no further force or effect.

5) PURCHASER'S ACCEPTANCE: Purchaser and Seller agree that the transaction contemplated by this Contract is contingent upon the approval of Purchaser's Board of Directors within ten (10) days of the Contract Date. In the event that Seller does not receive written notification of Purchaser's Board of Directors on or before the expiration of this Article, this Contract shall be of no further force or effect, Seller shall refund the Deposit and interest thereon, and the parties shall have no further obligation or liability hereunder, except for the surviving provisions set forth in this Contract.

6)   TITLE:

     A) Quality of Title. Seller shall convey or cause to be conveyed to Purchaser all of Seller's right, title, and interest in the Property in fee simple, insurable at standard premium rates by Title Company, subject to: (i) taxes not yet due and payable at the Closing; (ii) reservations in patents from the United States or the State of Arizona; and (iii) any other matters disclosed by Title Company's preliminary title report (or any amended report) which are deemed waived or approved by Purchaser in accordance with this Contract (hereinafter the "Permitted Exceptions").

     B) Title Insurance. Purchaser shall order from Title Company a commitment for an ALTA Owner's Extended Coverage Policy of Title Insurance (the "Title Commitment"). Title Company shall furnish Purchaser and Seller the Title Commitment, together with full copies of all exceptions, including without limitation, covenants, conditions, restrictions, reservations, easements, rights and rights of way of record pertaining to the Property. Purchaser reserves the right to approve or disapprove any and all exceptions to title, including without limitations and whether or not of record, liens, encumbrances, easements, restrictions, reservations, rights, and conditions affecting the Property.

     C) Time to Cure Defects. Purchaser shall have five (5) days from Purchaser's receipt of the Title Commitment with full copies of all exceptions to notify Seller that the Title Commitment discloses a defective or unmarketable title in Seller or that an unacceptable encumbrance or exception exists. Seller shall have ten (10) days from Seller's receipt of Purchaser's written notice of disapproval to remedy or remove such defects or exceptions and to cause Title Company to furnish Purchaser with an amended Title Commitment showing that such defects or exceptions have been remedied or removed. If such defects in title or exceptions cannot be cured within ten (10) days, Purchaser, at its sole discretion, may: (i) terminate this Contract; or (ii) extend the time for Seller to cure the defects in the title. In the event Purchaser elects to terminate this Contract, Seller shall refund the Deposit and interest thereon, and the parties shall have no further obligation or liability hereunder, except for the surviving provisions set forth in this Contract.

     D) Costs. At the Closing, escrow fees shall be divided evenly between Seller and Purchaser. Seller shall pay the premium for the standard owner's policy of title insurance, with a limit of liability in the amount of the Purchase Price; Purchaser shall pay any excess premium required to obtain the ALTA Extended Coverage Policy of Title Insurance described in this Contract. Any other costs incurred in the transfer of the Property from Seller to Purchaser shall be paid in accordance with the customs of real estate transactions presently in effect in Maricopa County, Arizona, as determined by Title Company. Property taxes based upon the latest available tax bill from the Maricopa County Assessor and any assessments shall be prorated as of the date of the Closing, and shall be assumed and paid thereafter by Purchaser. All assessments levied in connection with the Improvement District (as defined in Article 13 of this Contract) and all rents and other charges paid by the tenant pursuant to the Existing Lease (as defined in Article 19 of this Contract) shall be prorated as of the Closing. All of such prorations shall be adjusted to reflect Seller's undivided 46.5% interest in the Property.

7) CLOSING: The closing of the transaction contemplated by this Contract (hereinafter the "Closing") shall be held on April 23, 1994, at the offices of Title Company or such other time and place as mutually agreed between the parties.

     At the Closing, Seller shall execute and deliver or cause to be delivered to Title Company the following original documents:

     A) A special warranty deed conveying Seller's interest in the Property.

     B) An Affidavit of No Lien in favor of Purchaser and Title Company, in form and content acceptable to Purchaser and Title Company, containing the following statements:

          i) There are no unrecorded contracts of sale, options, leases or other arrangements with respect to Seller's interest in the Property other than with Purchaser or as disclosed in this Contract.

          ii) Seller's interest in the Property is subject to the Permitted Exceptions.

          iii) There are no construction or repairs made by Seller and no work done to or on the Property by Seller which have not been fully paid for; there are no Contracts entered into or anything done the consequence of which would result in a lien or a claim of lien to be made against the Property by virtue of any acts of Seller.

          iv) There are no parties in possession of the Property other than Seller, the Tenant under the Existing Lease, and the other owners of interests in the Property.

     C)   An Affidavit of Property Value pertaining to the Property.

     D) An affidavit in compliance with the Foreign Investment in Real Property Tax Act of 1980, as amended, affirming that Seller is not a "foreign person" as defined by the Internal Revenue Code, Section 1445(b)(2).

     E) All other documents as may be reasonably required to be executed and delivered by Title Company to complete the, transaction contemplated hereunder.

     Seller shall deliver the original documents to Title Company not less than three (3) days prior to the Closing.

8) SURVEY: Purchaser, at its expense, shall, within five (5) days of the Contract Date order a current ALTA Survey (hereinafter the "Survey"). The Survey must be certified to Purchaser and Title Company so that the survey exception can be removed from the title insurance policy. Upon acceptance of the Survey by Purchaser and Title Company, the Survey legal description may be substituted for the description of the Property set forth on Exhibit "A" of this Contract, if different. The surveyor's seal, registration, and/or license number and the legal description of the Property shall be set forth on the Survey. The Survey shall locate all visible or recorded rights-of-way, easements, streets, improvements, and other man-made objects and whether the Property is located within a "special flood hazard area," as determined by review of a stated, identified Flood Hazard Boundary Map or Flood Hazard Rate Map published by the Federal Insurance Administration of the U.S. Department of Housing and Urban Development. If the Survey discloses an encroachment or setback violation, or shows that all or any portion of the Property is located within a "special flood hazard area," or any other fact which would impair the marketability of title, Purchaser shall notify Seller in writing, within five (5) days of Purchaser's receipt of the Survey, of the conditions that impair the marketability of the Property and make Purchaser's acquisition of Seller's interest unacceptable. Seller, upon receipt of written notice, shall have ten (10) days to remove any conditions. In the event Seller fails to remove said specified conditions of Purchaser, then Purchaser, at its option, may by written notice to Seller terminate this Contract, and the Deposit, including interest thereon, shall be immediately returned to Purchaser, and the parties shall be released from any further obligation or liability to each other under this Contract, except for the surviving provisions set forth in this Contract.

9) 1031 EXCHANGE. Purchaser understands that Seller has the option to elect to sell the Property pursuant to a tax-deferred exchange in accordance with the provisions of Section 1031 of the Internal Revenue Code and the regulations thereunder. Purchaser agrees to fully cooperate with Seller in connection with such exchange, provided that this is done without any cost or expense to Purchaser and that the Closing is not delayed by reason thereof. In furtherance thereof, Seller shall have the right (i) to assign the proceeds of sale, at the Closing, to an accommodation party of Seller's choosing to be held in trust by the accommodation party for purchase by Seller of replacement property pursuant to said code provisions and the regulations in connection therewith, or (ii) Seller shall have the right to substitute another person in lieu of Seller (the "Substitute Seller") by giving written notice prior to the Closing to Purchaser and Title Company of the name, address, and telephone number of the Substitute Seller; provided, however, Seller shall remain subject to all obligations pursuant to this Contract. In addition, and without limitation of any of the foregoing provisions, Seller shall defend, indemnify and hold Purchaser harmless from any claim, liability, damage, cost, or expense incurred by Purchaser in connection with or as a result of the acquisition, ownership, or disposition of exchange property.

10) REZONING AND CONDEMNATION. Purchaser and Seller agree that if any City, County, State, Federal or Municipal body initiates a rezoning and/or condemnation of the Property throughout the duration of this Contract, either party shall have the right to cancel this Contract, the Deposit and interest shall be refunded to Purchaser, and all parties shall be relieved of any further liability towards each other, except for the surviving provisions set forth in this Contract. Seller warrants that Seller is not aware nor has received any notification of any proposed condemnation of the Property.

11) GENERAL FEASIBILITY PERIOD: Seller authorizes Purchaser and its engineer and/or other experts, at Purchaser's expense, to go upon the Property, at any reasonable time for the purpose of making inspections. Such inspections shall be performed to cause no damage to the Property or improvements thereon, and Purchaser shall repair any damage to the Property or improvements caused by Purchaser's or its agent's entry. Purchaser agrees to defend, indemnify, and hold Seller and the Property harmless from all claims and liabilities (including reasonable attorney's fees, costs, and expenses) for personal injury, physical damage to any person or the Property, or mechanics' or materialmen's liens which may be asserted against the Property solely as a result of any such entry by Purchaser, its agents, or designees. Purchaser may also conduct feasibility studies with respect to the Property, including without limitation physical site inspections, utility, drainage, marketability, and economic feasibility studies, and further environmental evaluations as provided in Article 12 of this Contract. Purchaser shall have thirty (30) days from its execution of this Contract to evaluate the feasibility of its purchase of the Property. If, on the basis of matters disclosed by its general feasibility study, or for any other reason whatsoever, and at Purchaser's absolute discretion Purchaser should decide to terminate this Contract, it shall do so by written notice to both Seller and Title Company prior to the termination of this Article, Seller shall refund the Deposit and interest thereon, and the parties shall have no further obligation or liability hereunder, except for the surviving provisions set forth in this Contract. If Seller or Title Company fails to receive written notice of termination in accordance with the provisions of this Contract on or before the expiration of this Article, Purchaser shall be deemed to have approved all matters pertaining to the Property which could be disclosed by a general feasibility study.

12) ENVIRONMENTAL INSPECTION: To determine the environmental status of this Property, Purchaser wishes to undertake an environmental audit of the Property. Purchaser shall select an engineering firm specializing in environmental surveys. The fees for the environmental audit shall be paid by Purchaser. All preliminary environmental audits or inspections shall be completed during the feasibility period stated in
     Article 11.

     The environmental audit of the Property shall, at a minimum, consist of:

     A) Land use inspection, to include investigating all prior owners and their use of the Property, for as far back in time as records exist; and

     B) Site inspection, which shall consist of a personal surface inspection of the Property for any apparent or obvious hazard or contamination of any kind.

     Upon receipt of the results of the environmental audit, Purchaser shall immediately notify Seller of its decision to:

     A) Terminate this Contract, in which case the Deposit and interest thereon shall be returned to Purchaser, and all parties shall be released from any further obligation, liabilities, and performances under this Contract, except for the surviving provisions set forth in this Contract; or

     B) Perform, at Purchaser's sole cost and expense, all inspections, soil tests, or remedial activities recommended by the environmental audit or required by all applicable federal and state laws in order to remove any environmental hazard.

13) IMPROVEMENT DISTRICT AND FUTURE DEDICATIONS: Purchaser hereby acknowledges that the City of Tempe has created an improvement district and that such district has levied special assessments for improvements along the Property's frontage on Elliot and Rural Roads and along Mill Avenue on the westerly boundary of the Property (the "Improvement District"). Purchaser acknowledges affirms, and approves of the Improvement District and further agrees that the formation of the Improvement District or the levying of assessments in connection therewith shall not entitle Purchaser to terminate this Contract. The assessments levied in connection with the Improvement District shall be prorated between Seller and Purchaser as of the Closing by Title Company.

14) WATER RIGHTS: At the Closing, Seller shall, without further act, be deemed to have assigned, transferred, conveyed, and set over unto Purchaser all of the grandfathered water rights with respect to the Property, and Seller agrees, if so requested by Purchaser, to make, execute, and deliver an assignment of or deed to such rights in such form as Purchaser may reasonably require at or after the Closing to evidence the same.

15) SELLER'S WARRANTIES AND REPRESENTATIONS: Seller hereby warrants, represents and covenants (which warranties, representations and covenants shall be effective as of the Closing and shall survive the Closing) the following to the best of Seller's actual knowledge:

     A) That Seller has full power and authority to transfer all of Seller's right, title and interest in the Property.

     B) That Seller has not entered into any outstanding agreements of sale, leases, options, or other rights of third parties to acquire Seller's interest in the Property.

     C) That Seller has not entered into any agreements with any state, county or local governmental authority or agency which are not of record with respect to the Property, other than those disclosed in this Contract.

     D) That there are no pending or threatened condemnation or similar proceedings affecting the Property. Seller shall notify Purchaser in writing of any changes affecting this representation prior to the Closing.

     E) That there are no special assessments against or relating to the Property.

     F) That there are no sewer or water moratoriums in effect with respect to the Property that would prevent the use of the Property by Purchaser.

     G) That there are no pending claims, law suits, agency proceedings, or other legal, quasi-legal or administrative challenges concerning the Property, the operation of the Property or any condition existing thereon, and no claims, litigation, proceedings or challenges have been or are proposed or threatened by any person or entity, or otherwise anticipated by Seller.

     H) That the Property has never been used for any industrial or commercial operation involving any hazardous substance, including but not limited to any sort of manufacturing, processing or refining; equipment, machinery, part or component; the sale, storage or transport of hazardous substances; or any aspect of the provision of services which utilize hazardous substances; drilling, mining, or production of oil, gas, minerals or other naturally occurring products.

     I) That no electrical transformers, fluorescent light fixtures or other electrical equipment containing Polychlorinated Biphenyls
          (PCBs) are or have been installed in, affixed to or located on the Property at any time before or during Seller's ownership.

     J) That the Property and all operations on the Property are not in violation of applicable law, and no governmental entity has served upon Seller any notice claiming any violation of any statute, ordinance or regulation or noting the need for any repair, remedy, construction, alteration or installation with respect to the Property.

16) PURCHASER'S WARRANTIES AND REPRESENTATIONS. Purchaser hereby warrants, represents and covenants (which warranties, representations and covenants shall be effective as of the Closing and shall survive the Closing) the following to the best of Purchaser's actual knowledge:

     A) Purchaser is a Nevada corporation, duly formed and validly existing under the laws of the State of Nevada, is qualified to transact business in Arizona, and has the full power and authority to execute this Contract. The person(s) signing this Contract and any documents and instruments in connection herewith on behalf of Purchaser has full power and authority to do so.

     B) All necessary action has been taken to duly authorize the execution and delivery of this Contract and the documents and instruments contemplated by this Contract and the performance by Purchaser of the covenants and obligations to be performed and carried out by it hereunder.

     C) The execution, delivery, and performance by Purchaser of this Contract and such other instruments and documents to be executed and delivered in connection herewith by Purchaser do not, and will not, result in any violation of, or conflict with, or constitute a default under, any provisions of any agreement of Purchaser or any mortgage, deed of trust, indenture, lease, security agreement, or other instrument or agreement to which Purchaser is a party, or any judgment, writ, decree, order, injunction, rule or governmental regulation to which it is subject.

     D) Purchaser is not prohibited from consummating the transaction contemplated by this Contact by any law, rule, regulation, instrument, agreement, order or judgment.

     E) There are no attachments, levies, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated by Purchaser or filed by Purchaser, or, to the best of Purchaser's knowledge, pending in any current judicial or administrative proceeding against Purchaser.

17) GOVERNMENT NOTICES: By acceptance of this Contract, Seller warrants that Seller has not received, nor is aware of, any notification from any City, County, State, or Federal Authority having jurisdiction requiring any work to be done on the Property. Seller further warrants that in the event any such notice or notices are received by Seller prior to the Closing and Seller is unable to or does not elect to perform the work required in the notice(s) at Seller's sole cost and expense on or before the Closing, said notice(s) shall be submitted to Purchaser for examination and written approval. Should Purchaser fail to approve the notice(s) and elect not to acquire the Property subject to the effect of same, Purchaser shall notify Seller in writing within five (5) days from the date Purchaser receives the notice(s) that Purchaser elects to terminate the Contract, and the Deposit, including interest, shall be returned to Purchaser, and there shall be no further obligation or liability to either party, except for the surviving provisions set forth in this Contract.

18) ASSIGNMENT OF CLAIMS. Effective upon the Closing, Seller hereby assigns, transfers, and otherwise conveys Seller's entire right, title and interest in any and all claims, rights, causes of action, and suits that Seller has or may have against any third party arising from or in connection with the Property, including without limitation any right to proceed against any co-owner of the Property for contribution toward any expense of the Property, e.g., property taxes and assessments. Seller shall reasonably cooperate with Purchaser in this regard, but makes no representation or warranty with respect to the enforceability or collectability of any such claims.

19) FARM LEASE AGREEMENT: Purchaser hereby acknowledges receipt of a copy of that certain Farm Lease pertaining to the Property, wherein Seller, Samuel W. Shoen, and Michael L. Shoen are the Lessor and Paradise Cattle Company is the Lessee, dated December 30, 1993 (the "Existing Lease"). At the Closing, Purchaser shall assume all of Seller's obligations as Lessor under the Existing Lease by executing an assignment and assumption of the Existing Lease. Purchaser acknowledges, affirms, and agrees that it shall not be entitled to terminate this Contract on account of the Existing Lease.

20)  REMEDIES:

     A) Seller. In the event of a default or breach by Purchaser, Seller may, as its sole remedy, retain the Deposit, including interest, and all other sums previously delivered to it and/or Title Company on account of the Purchase Price as consideration for having taken the Property off the market and not as liquidated damages or a penalty, or waive such default or breach and effectuate the transaction contemplated by this Contract.

     B) Purchaser. In the event of a default or breach by Seller hereunder as a result of any act or omission by Seller, Purchaser may, as its sole remedy, elect to: (i) terminate this Contract by written notice to Seller and Title Company, and Seller shall return the Deposit, including all interest, and all other sums previously delivered to Seller and/or Title Company; or (ii) waive such default or breach and effectuate the transaction contemplated by this Contract; or (iii) institute all proceedings necessary to specifically enforce the terms of this Contract and cause title to the Property to be conveyed to Purchaser. In the event of a default or breach by Seller hereunder as a result of any act or omission of a third party for which Seller is not properly chargeable, Purchaser's sole remedy shall be to terminate this Contract as provided in this Article 20(B). Purchaser specifically waives and covenants not to assert any right to seek monetary damages of any kind for any default or breach of Seller.

21) NOTICES: Any notices required or permitted to be given under this Contract to Seller or to Purchaser shall be in writing, and shall be sent by facsimile transmission, overnight delivery by courier of choice, or registered or certified mail, postage prepaid, to:

     PURCHASER:

     AMERCO REAL ESTATE COMPANY
     2721 N. Central Ave., Suite 700
     Phoenix, Arizona 85004
     Attention:  CHARLES BAYER
     Phone:    (602) 263-6555
     Fax:      (602) 277-5824

     SELLER:

     WILLIAM E. CARTY and MARY G. CARTY
     618 E. Geneva
     Tempe, Arizona 85282
     Phone:      967-6700

          WITH COPY TO:
          STEPHEN P. LINZER, ESQ.
          LINZER, LANG & DITSCH, P.C.
          3242 North Sixteenth Street
          Phoenix, Arizona 85016
          Phone:   (602) 956-2525
          Fax:     (602) 241-9885

     TITLE COMPANY:

     CHICAGO TITLE INSURANCE COMPANY
     2020 North Central
     Suite 300
     Phoenix, Arizona 85004
     Attention:  Sam R. Adkins
     Phone:     (602) 382-2215
     Fax:       (602) 382-2261

     Notices shall be deemed effective on the day sent by facsimile transmission, one (1) day following the day of deposit, with delivery charges prepaid, with an overnight courier service, or three (3) days following the day of deposit, with postage prepaid, with the United States Postal Service. The addresses may be changed from time to time by any of the parties by serving written notice in the manner herein provided.

22) DAMAGE OR LOSS OF THE PROPERTY: The risk of loss or damage to the Property and any improvements until the Closing is assumed by Seller. In case of any loss or damage by fire, wind, or any other manner to the improvements, if any, now existing on the Property between the Contract Date and the final consummation of sale, Purchaser shall have the right to rescind this Contract, and Seller shall refund the Deposit, including interest, along with all other payments made to Seller or Title Company.

23)  MISCELLANEOUS:

     A) Assignment Nominee. Without being relieved of any liability under this Contract resulting from Seller's acceptance, Purchaser reserves the right to take title to the Property in a name or nominee other than shown herein.

     B) Interpretation. In this Contract the neuter gender includes the feminine and masculine, the singular number includes the plural, and the words "personal" and "party" shall include corporations, partnerships, individuals, trusts, or associations wherever the context so requires.

     C) Attorney's Fees. In the event it becomes necessary for either Purchaser or Seller to bring an action at law or other proceeding to enforce any of the terms, covenants or conditions of this Contract, the prevailing party in any such action or proceeding shall be entitled to recover its costs and expenses incurred in such action from the other party, including without limitation reasonable attorney's fees as determined by the court without a jury. As used herein, the term "prevailing party" shall mean, as to the plaintiff, obtaining substantially all relief sought and, as to the defendant, denying the obtaining of substantially all relief sought by the plaintiff.

     D) Time of Essence. Purchaser and Seller hereby agree that this Contract was entered into with the understanding that time is of the essence.

     E) Severability. In the event any provision, or any portion of any provision, of this Contract shall be deemed to be invalid, illegal, or unenforceable by a court of competent jurisdiction, such invalid, illegal, or unenforceable provision or portion of a provision shall not alter the remaining portion of any provision or any other provision, as each provision of this Contract shall be deemed to be severable from all other provisions.

     F) Inurement. This Contract shall be binding upon and inure to the benefit of the successors and assigns, if any, of the respective parties hereto.

     G) Purchaser. Purchaser shall be defined as AMERCO REAL ESTATE COMPANY, a Nevada corporation.

     H) Contract Date. The Contract Date shall be the date Purchaser receives a fully executed copy of this Contract.

     I) Time Computation. In computing any period of time prescribed by this Contract, the day of the act or event from which the designated period of time begins to run shall not be included.
          The last day of the period so computed shall be included, unless it is a Saturday, a Sunday, or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, a Sunday, or a legal holiday. When the period of time prescribed is ten (10) days or less, intermediate Saturdays, Sundays, and legal holidays shall be excluded from the computation.

24) BROKERAGE: Seller and Purchaser represent that they have not utilized the services of a real estate broker, and they further agree to defend, indemnify, save, and hold each other harmless against any claims, conflicts or disputes for brokerage commission that might arise out of their execution of this Contract and out of this transaction.

25) MODIFICATION OF CONTRACT: No modification of this Contract shall be deemed effective unless in writing and signed by the parties hereto, and any waiver granted shall not be deemed effective except for the instance and in the circumstances particularly specified therein and unless in writing and executed by the party against whom enforcement of the waiver is sought.

26) ENTIRE CONTRACT: Other than an Indemnification Agreement which is Addendum "A" to this Contract, this Contract constitutes the entire agreement between the parties for the purchase and sale of the Property. All terms and conditions contained in any other writings previously executed by the parties regarding the Property shall be deemed to be superseded by this Contract.

Seller agrees to sell the Property under the terms and conditions herein stated and by execution acknowledges receipt of a copy hereof.

Signed, Sealed and Delivered this         day of March, 1994.


WITNESSED BY:                 SELLER:



                         William E. Carty




                                   Mary G. Carty



Purchaser agrees to purchase the Property upon the terms and conditions herein stated and by execution acknowledges receipt of a copy hereof.


Signed, Sealed and Delivered this 17th day of March, 1994.


WITNESSED BY:                 PURCHASER:

                              AMERCO REAL ESTATE COMPANY



                              BY:
                                 Charles Bayer


                                 President
                                   Title


                                                                ADDENDUM "A"

                         INDEMNIFICATION AGREEMENT


     THIS INDEMNIFICATION AGREEMENT ("this Agreement") is made and entered into this 17th day of March, 1994, by and between AMERCO REAL ESTATE COMPANY, a Nevada corporation ("Indemnitor"), and WILLIAM
E. CARTY and MARY G. CARTY, husband and wife ("Indemnitees").

     For good and valuable, consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Background. This Agreement relates to the negotiation, document preparation and effectuation of a Purchase and Sale Agreement pertaining to Indemnitees' interest in a 92 1/2-acre (more or less) parcel located at the southwest corner of Elliot Road and Ray Road, in Maricopa County, Arizona ("the subject transaction"). In the subject transaction, Indemnitor is the contemplated purchaser and Indemnitees are the contemplated seller. As an inducement to Indemnitees to enter into the subject transaction, Indemnitees have required that they be provided with an indemnification and hold-harmless agreement in connection with any claims and other matters which may arise during the negotiation, document preparation, and effectuation of the subject transaction.

     2. Scope of Indemnity. The indemnification set forth in Section 3 of this Agreement shall be construed as broadly as possible in favor of Indemnitees to provide them the fullest protection cognizable under Arizona law. Indemnitor's duty to defend Indemnitees shall arise regardless of the fault of any party or any person or entity not a party to this Agreement,
except for the gross negligence or wilful misconduct of Indemnitees.   The
request for, and effectuation of, this Indemnification Agreement shall be included within the ambit of this Indemnification Agreement.

     3. Indemnification. Indemnitor hereby agrees to indemnify and hold Indemnitees harmless from and against any and all actions, suits, proceedings, hearings, investigations, complaints, obligations, losses, liabilities, charges, liens, claims, fees, demands, judgments, orders, decrees, rulings, injunctions, penalties, fines, damages, and expenses, including, without limitation, court costs, attorneys' fees and expenses, and expert fees and other expenses arising out of, relating to, or in connection with, the negotiation, document preparation, and effectuation of the subject transaction, by which Indemnitor, or its nominee, is to acquire the 46.5% interest of Indemnitees in that certain real property located in Maricopa County, Arizona, more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference. Indemnitor further agrees that in the event any party shall make any claim, lien, demand, or assertion against Indemnitees in connection with any of the matters hereby indemnified against, Indemnitor shall directly pay upon demand (i) all reasonable attorneys, accountants, experts, and any other person(s) that shall be incurred by Indemnitees to defend against any such claim, lien, demand, or assertion, whether court proceedings are instituted, and (ii) all sums that may be reasonable, necessary and proper for the purpose of discharging and eliminating any such claim, lien, demand, or assertion. For purposes of this provision, such "attorneys, accountants, experts, and any other person(s)" shall be deemed third-party beneficiaries hereof.

     4. Effective Date of Indemnity. The covenants, promises, and agreements contained in this Agreement shall become effective immediately upon the execution of this Agreement by all parties, shall survive the effectuation of the subject transaction between Indemnitor and Indemnitees, and shall not be deemed merged into the deed executed in connection with the subject transaction. In the event the subject transaction is not effectuated, the covenants, promises, and agreements contained in this Agreement shall nevertheless survive and be enforceable for a period of six
(6) years from the date of this Agreement.

     5. Purposes. It is expressly understood and acknowledged by and between Indemnitor and Indemnitees that the purpose of the indemnification, promises, and covenants contained in this Agreement is to insulate Indemnitees from personal risk or liability for engaging in the subject transaction and that without such indemnification, promises, and covenants, Indemnitees would not enter into the negotiation, document preparation, or effectuation of the subject transaction.

     6. Binding Effect. This Agreement shall be binding upon the Indemnitor and its officers, directors, shareholders, successors, and assigns, and shall inure to the benefit of Indemnitees, their heirs, successors, and assigns. For purposes of this Agreement, successors and assigns of Indemnitor shall include successors in interest of Indemnitor as defined by applicable law, any person or entity which through amalgamation, consolidation, merger, or other legal succession has been invested with rights and assumes the obligations of Indemnitor, and the purchaser or purchasers of substantially all of the assets of Indemnitor. Without in any way limiting the foregoing, it is further agreed that a change in ownership or management of Indemnitor shall not impact or impair the covenants, promises, and agreements set forth herein.

     7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

     8. Applicable Law. This Agreement shall be governed by the laws of the State of Arizona.

     9. The Terms Hereof Are Contractual. The terms of this Agreement are contractual and are not mere recitals. No representations have been made which are not contained herein.

     10. Attorneys' Fees. In the event that any of the parties hereto institutes an action or proceeding to enforce any right arising under this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees, such fees to be set by the court without a jury.

     11. Notices. Any notices required or permitted to be given under this Agreement to Indemnitor or to Indemnitees shall be in writing, and shall be sent by facsimile transmission, overnight delivery by courier of choice, or registered or certified mail, postage prepaid, to:

     INDEMNITOR:
     AMERCO REAL ESTATE COMPANY
     2721 N.  Central Ave., Suite 700
     Phoenix, Arizona 85004
     Attention:  CHARLES BAYER
     Phone:    (602) 263-6555
     Fax:      (602) 277-5824


     INDEMNITEES:

     WILLIAM E. CARTY and MARY G. CARTY
     618 E. Geneva
     Tempe, Arizona 85282

          WITH COPY TO:
          STEPHEN P. LINZER, ESQ.
          LINZER, LANG & DITSCH, P.C.
          3242 North Sixteenth Street
          Phoenix, Arizona 85016

Notices shall be deemed effective on the day sent by facsimile transmission, one (1) day following the day of deposit, with delivery charges prepaid, with an overnight courier service, or three (3) days following the day of deposit, with postage prepaid, with the United States Postal Service. The addresses may be changed from time to time by any of the parties by serving written notice in the manner herein provided.

     12. Provisions Severable. If any provision of this Agreement shall be or shall become illegal or unenforceable, in whole or in part, for any reason, the remaining provisions shall nevertheless be deemed valid, binding, and subsisting.

                    INDEMNITOR:
                    AMERCO REAL ESTATE COMPANY, a
                      Nevada corporation



                    BY:
                           Charles Bayer

                           President
                              Title


                    INDEMNITEES:



                         William E. Carty



                         Mary G. Carty



STATE OF ARIZONA    )
                    )  ss.
County of Maricopa  )

     The foregoing Agreement was acknowledged before me this 17th day of March, 1994, by Charles Bayer, President of AMERCO REAL ESTATE COMPANY, a Nevada corporation, for the purposes therein contained.



                              Notary Public

My Commission Expires:





STATE OF ARIZONA    )
                    )  ss.
County of Maricopa  )

     The foregoing Agreement was acknowledged before me this
       day of           , 1994, by William E. Carty and Mary G. Carty, known
to me to be those persons whose names are subscribed to the foregoing instrument and acknowledges that they have executed the same in the capacity and for the purposes therein stated.



                                             Notary Public

My Commission Expires:




                             LEGAL DESCRIPTION




The Northeast quarter of Section 15, Township 1 South, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;

Except the South 1,060 feet thereof;

Except the North 60 feet thereof;

Except the East 55 feet thereof; and

Except that part of the Northeast quarter of Section 15, Township 1 South, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as beginning at a Point 75.00 feet West of and 60.00 feet South of the Northeast corner of said Northeast quarter;

Thence East along a line parallel to and 60.00 feet South of the North line of said Northeast quarter, a distance of 20.00 feet;

Thence South along a line parallel to and 55.00 feet West of the East line of said Northeast quarter, a distance of 20.00 feet;

Thence Northwesterly to the Point of Beginning; and

Except that part of the Northeast quarter of Section 15, Township 1 South, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as beginning at a point 60 feet South of and 34 feet East of the Northwest corner of said Northeast quarter;

Thence Westerly and parallel to the North line of said Northeast quarter 34 feet to the West line of said Northeast quarter;

Thence Southerly along the West line of said Northeast quarter 95 feet;

Thence Northeasterly to the Point of Beginning.


                                EXHIBIT "A"

                 AMENDMENT TO CONTRACT OF PURCHASE AND SALE


This Amendment to the Contract of Purchase and Sale made this 15th day of April, 1994, by and between AMERCO REAL ESTATE COMPANY ("Purchaser") and William E. Carty and Mary G. Carty, husband and wife ("Seller").

Whereas, Seller and Purchaser are parties to a certain Contract of Purchase and Sale dated March 17, 1994 ("Contract") with regard to real property located at the Southwest corner of Rural and Elliot Roads, in the City of Tempe, Arizona ("Property"); and

WHEREAS, Purchaser and Seller desire to make certain amendments to the contract, as more particularly set forth herein.

NOW THEREFORE, for valuable consideration, the receipt and efficiency of which is hereby acknowledge by Purchaser and Seller the parties agree as follow:

     To extend the Closing date as provided for in Article 7 of the Contract of Purchase and Sale until April 29, 1994.

All other terms and condition of the Contract of Purchase and Sale shall remain in full force and effect. In the event that the terms and conditions of this Addendum and the Contract of Purchase and Sale conflict this Addendum shall control.


Signed, sealed and delivered this ____th day of April, 1994.


                    SELLER:   WILLIAM E. CARTY AND MARY G. CARTY


                              BY:
                              William E. Carty


                              BY:
                              Mary G. Carty

Signed, sealed and delivered this 15th day of April, 1994.


                 PURCHASER:   AMERCO REAL ESTATE COMPANY


                              BY:
                              Charles Bayer, President


CHICAGO TITLE INSURANCE COMPANY

SUPPLEMENTAL ESCROW INSTRUCTIONS                  Escrow No.:  9402068    41

TO:  Chicago Title Insurance COmpany                   Date:  April 28, 1994

Terms and conditions of the above numbered escrow are modified/supplemented as follows:

CHICAGO TITLE INSURANCE COMPANY, AS ESCROW AGENT IS AUTHORIZED AND INSTRUCTED TO AMEND AS FOLLOWS:

With reference to the 1st Amended Commitment For Title Insurance, dated March 30, 1994, Schedule B-Section 1, requirement No. 5 (Mutual Cancellation of Lease - recorded in recorder's No.'s 88-124997, 89-3636064 & 90-132270), the undersigned Buyer instructs Chicago Title Insurance Company to show requirement No. 5 under Schedule B of the Extended Owner's Title Insurance Policy.

The undersigned buyer holds Chicago Title Insurance Company harmless as to any liability and/or responsibility in connection with said Requirement No. 5 showing under Schedule B of Buyers Extended Owner's Title Insurance Policy.

All other terms and conditions     AMERCO REAL ESTATE COMPANY
remain the same.

                                   BY:
                                   ITS: